UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2013

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

1-3375	South Carolina Electric & Gas Company	57-0248695
(a South Carolina corporation)
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately furnished by SCANA Corporation and South Carolina Electric & Gas Company. Information contained herein relating to any individual company is furnished by such company on its own behalf. Each company makes no representation as to information relating to the other company.

Item 7.01    REGULATION FD DISCLOSURE

Beginning on August 13, 2013, SCANA Corporation (SCANA) and South Carolina Electric & Gas Company (SCE&G) will begin to post information from time to time regarding developments relating to SCE&G’s new nuclear project on SCANA’s website at www.scana.com (which is not intended to be an active hyperlink; the information on SCANA’s website is not a part of this report or any other report or document that SCANA or SCE&G files or furnishes with the Securities and Exchange Commission). On SCANA’s homepage, there will be a yellow box containing a link to the New Nuclear Development section of the website. That section in turn will contain a yellow box with a link to project news and updates. It is possible that some of the information that will be posted from time to time may be deemed to be material information that has not otherwise become public, and investors, media and others interested in SCE&G’s new nuclear project are encouraged to review this information.

In this regard, SCANA and SCE&G announce that, beginning with the report for the quarter ended June 30, 2013, they will discontinue their practice of furnishing on Form 8-K copies of the quarterly reports that SCE&G submits to the Public Service Commission of South Carolina and the South Carolina Office of Regulatory Staff in connection with SCE&G’s new nuclear project, but instead will post copies of those reports in the New Nuclear Development section of SCANA’s website.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. The signature of each registrant shall be deemed to relate only to matters having reference to such registrant and any subsidiaries thereof.

SCANA Corporation
South Carolina Electric & Gas Company
(Registrants)

August 13, 2013	By:	/s/James E. Swan, IV
James E. Swan, IV
Controller